UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported)     February 15, 2006 (February 9, 2006)
HARTVILLE GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-82786	94-3360099

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

3840 Greentree Ave. SW, Canton, OH	44706

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code           (330) 484-8080
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240,14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240,13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS
ITEM 1.01 ENTERING INTO A MATERIAL DEFINITIVE AGREEMENT.
Adoption of 2006 Stock Option Plan
On February 10, 2006, the Board of Directors of the Company (the “Board”) adopted the Hartville Group, Inc. 2006 Stock Option Plan (the “Plan”). The following summary of the Plan is qualified by its entirety by reference to the text of the Plan, which is being filed as Exhibit 10.1 to this Form 8-K, as well as the form of Stock Option Agreement which is being filed as Exhibit 10.2 to this Form 8-K.
The Board or one or more committees appointed by the Board administers the Plan (the “Administrator”). The Administrator may delegate to one or more officers of the Company limited authority to grant options under the Plan. The Administrator has broad authority under the Plan to, among other things, interpret the provisions of the Plan and any option agreements thereunder, determine the persons to receive option awards under the Plan and the number of shares subject to such option awards, determine the vesting and exercisability of options and determine the exercise price of any options.
The exercise price of any options granted under the Plan may not be less than the fair market value on the date of grant. Only options not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, may be granted under the Plan.
In the event of certain change of control or sale transactions as specified in the Plan, the vesting of options granted under the Plan will be accelerated in full if such options are not assumed or substituted by the successor or acquiring entity.
The total number of shares of the Company’s common stock reserved and available for issuance under the Plan is 2,500,000 shares. Shares that are subject to issuance upon exercise of an option but cease to be subject to such an option for any reason other than exercise of such option will be available for grant and issuance in connection with future option grants under the Plan. Options may be granted under the Plan to employees, officers, directors or consultants.
As is customary in stock option plans of this nature, each share limit and the number and kind of shares available under the Plan and any outstanding options, as well as the exercise or purchase prices of options, and performance targets under certain types of performance-based options, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding.
Employment Agreement for Christopher Edgar
On February 9, 2006, the Company entered into an Employment Agreement with Christopher Edgar, our Chief Marketing Officer, which is being filed as Exhibit 10.3 to this Form 8-K (the “Edgar Agreement”). The following summary of the Edgar Agreement is qualified by its entirety by reference to the text of the Edgar Agreement and the Restricted Stock Agreement (as defined below), which are being filed as Exhibits 10.3 and 10.4, respectively, to this Form 8-K.
The Edgar Agreement shall be effective as of January 20, 2006. The Edgar Agreement has an initial two-year term ending on January 19, 2008 and shall renew for successive periods of one year unless terminated by either party at least 90 days prior to the end of any term.
Pursuant to the Edgar Agreement, Mr. Edgar will not be paid a base salary, but will be eligible for cash bonuses as determined by the Board of Directors of the Company. As part of his compensation, Mr. Edgar is entitled to be granted 2,000,000 shares of the Company’s common stock pursuant to a restricted stock agreement (the “Initial Restricted Shares”) and stock options to purchase up to 500,000 shares of the Company’s common stock pursuant to a nonstatutory stock option plan to be adopted by the Company’s Board of Directors (the “Initial Option Grant”).
The Initial Restricted Shares were issued to Mr. Edgar on February 9, 2006 pursuant to a Restricted Stock Agreement which is being filed as Exhibit 10.4 to this Form 8-K (the “Restricted Stock Agreement”). Pursuant to the Restricted Stock Agreement, 500,000 shares of the Initial Restricted Shares shall vest, subject to Mr. Edgar’s continuous status as an employee of the Company on such dates, on each of March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006. The Initial Restricted Shares become fully vested upon a change of control (as defined in the Restricted Stock Agreement). Additionally, the vesting of certain Initial Restricted Shares may be accelerated upon the termination of Mr. Edgar’s employment in certain circumstances as set forth in the Edgar Agreement.
Pursuant to the Edgar Agreement, Mr. Edgar is also entitled to receive an additional grant of 1,000,000 shares of restricted common stock (the “Additional Restricted Shares”) and options to purchase an additional 500,000 shares of common stock (the “Additional Option Grant”) on or prior to January 2, 2007, subject to Mr. Edgar’s continuous status as an employee of the Company on such date. The Additional Restricted Shares shall vest, subject to Mr. Edgar’s continuous status as an employee of the Company on such dates, as follows: 250,000 shares on each of March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007. The terms applicable to the Additional Restricted Shares, including the acceleration of vesting, shall be substantially similar to those of the Initial Restricted Shares. Shares subject to the Additional Option Grant shall vest according to the following schedule, subject to Mr. Edgar’s continuous status as an employee of the Company on such dates: 125,000 shares vest on each of March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007. The terms applicable to the Additional Option Grant, including the acceleration of vesting, shall be substantially similar to those of the Initial Option Grant. In the event that a change of control (as defined in the Edgar Agreement) occurs prior to the grant of the Additional Restricted Shares and the Additional Option Grant, such grants shall be made prior to such change of control.
Pursuant to the Edgar Agreement, the Company shall provide reimbursement for reasonable business expenses in connection with the performance of the duties, functions and responsibilities set forth in the Edgar Agreement. Additionally, the Company shall indemnify, defend and hold harmless Mr. Edgar for general directors and/or officers in the normal course of his services on Company (or subsidiary) business to the fullest extent allowed by law and shall maintain certain directors and officers insurance as set forth in the Edgar Agreement.
The Edgar Agreement also provides that Mr. Edgar shall not solicit employees, customers, suppliers, distributors, policy owners or agents or representatives of the Company during the term of his employment and for a period of one year after the termination of such employment.
SECTION 3. SECURITIES AND TRADING MARKETS
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
On February 9, 2006, the Company issued 2,000,000 shares of the Company’s common stock, $0.001 par value per share, to Christopher Edgar, the Company’s Chief Marketing Officer, pursuant to the terms of the Edgar Agreement and the Restricted Stock Agreement as described above and incorporated herein by reference. The shares were issued to Mr. Edgar in consideration of his employment services to the Company.
The shares issued to Mr. Edgar were issued in a private transaction, not involving any public solicitation or commissions, and without registration in reliance on the exemption provided by Regulation D and/or Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. The transaction benefited from such an exemption based on the facts that the recipient had sufficient knowledge and experience in financial and business matters for him to be able to evaluate the merits and risks of an investment in the Company, that he had access to the type of information normally provided in a prospectus, and that the transaction was non-recurring and privately negotiated. The recipient represented his intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends will be affixed to the share certificate and other instruments issued in such transaction. The sale of these securities was made without general solicitation or advertising.
SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTOR;
                    APPOINTMENT OF PRINCIPAL OFFICERS
The Company appointed Nicholas Leighton as Chairman of the Company’s Board of Directors on February 9, 2006.
Mr. Leighton has served as a member of the Company’s Board of Directors since 2004 and is a member of the Audit Committee of the Board of Directors.
SECTION 9.01 FINANCIAL STATEMENTS AND EXHIBITS
The following exhibits are incorporated by reference as part of this Report:

Exhibit	Description of Exhibit
10.1	2006 Stock Option Plan

10.2	Form of Stock Option Agreement under the 2006 Stock Option Plan

10.3	Employment Agreement between the Company and Christopher Edgar, executed February 9, 2006 and effective as of January 20, 2006

10.4	Restricted Stock Agreement between the Company and Christopher Edgar, executed February 9, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 15th day of February, 2006.

HARTVILLE GROUP, INC.

By: /s/ Dennis C. Rushovich

Dennis C. Rushovich
President